Exhibit 10.19

*	Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of September 10, 2020, by and among APEX CLEARING CORPORATION, a New York corporation (the “Borrower”), the Lenders party hereto, and BMO HARRIS BANK N.A, as Administrative Agent (the “Agent”).

PRELIMINARY STATEMENTS

A. The Borrower, the Lenders and the Agent entered into a certain Credit Agreement, dated as of September 13, 2018, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has requested that the Lenders make certain other amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    AMENDMENT.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1. The defined terms “Commitment” and “Termination Date” appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in their entirety as follows:

“Commitment” means, as to any Lender, the obligation of such Lender to make Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $100,000,000 on the Second Amendment Effective Date.

“Termination Date” means the earliest to occur of: (i) September 9, 2021, (ii) the date upon which a Termination Event occurs, or (iii) the date upon which the Commitment is terminated in whole pursuant to Section 2.9, 9.2 or 9.3.

1.2. Clause (i) of the defined term “Borrowing Base” appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(i) 100% of an amount equal to the difference of (A) the requested withdrawals of customers’ cash from the Reserve Account, less (B) cash received by the Borrower that is required to be deposited into the Reserve Account, in each case from the last computation date of the value of the Reserve Account through the date of determination; plus

1.3. Section 1.1 of the Credit Agreement shall be and hereby is amended by inserting the new defined terms in their appropriate alphabetical order, each such defined term to read in its entirety as follows:

“Eurodollar Reserve Percentage” means the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the relevant Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

“LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one month interest period as reported on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time) as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the Eurodollar Reserve Percentage, provided that in no event shall the “LIBOR Quoted Rate” be less than 0.00%.

“Overnight Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) LIBOR Quoted Rate for such day, (b) the Target Rate for such day and (c) [****]%; provided, that in the event that the LIBOR Quoted Rate is not available for any reason, then the Overnight Base Rate shall be the greater or clause (b) and (c) above without reference to clause (a) above.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of September 10, 2020, by and among the Borrower, the Lenders, and the Administrative Agent.

“Second Amendment Effective Date” means the date that the Second Amendment becomes effective in accordance with its terms.

“Target Rate” means, for any day, the rate per annum equal to the upper limit of the Federal Funds Target Range as announced by the Federal Open Market Committee of the Federal Reserve Board; provided that in no event shall Target Rate be less than 0.00%.

1.4. Section 2.2(a) of the Credit Agreement shall be and hereby is amended by deleting the defined term “Federal Funds Rate” and inserting in its place the defined term “Overnight Base Rate”.

1.5. Section 6.6 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 6.6. No Material Adverse Change. Since December 31, 2019, there has been no Material Adverse Effect.

1.6. Section 8.21(a) and Section 8.21(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(a) Minimum Total Regulatory Capital. The Borrower shall at all times maintain Total Regulatory Capital of not less than $150,000,000.

(b) Minimum Excess Net Capital. The Borrower shall at all times maintain Excess Net Capital of not less than $100,000,000.

1.7. Exhibit A, Exhibit E and Schedule 2.1 of the Credit Agreement shall be amended and replaced in the form of Exhibit A, Exhibit E and Schedule 2.1, respectively, attached hereto.

SECTION 2.    CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. The Borrower, the Lenders and the Agent shall have executed and delivered this Amendment.

2.2. If requested by any Lender, the Borrower shall have executed and delivered to the Agent a Note for such Lender dated the date hereof and otherwise in compliance with the provisions of Section 2.8 of the Agreement.

2.3. The Agent shall have received copies (executed or certified as may be appropriate) of resolutions of the Board of Directors or other governing body of the Borrower authorizing the execution, delivery, and performance of this Amendment.

2.4. The Agent shall have received an incumbency certificate containing the name, title and genuine signature of the Borrower’s Authorized Representatives.

2.5. The Agent shall have received good standing certificates for the Borrower, dated as of a date no earlier than 30 days prior to the date hereof, from the New York Secretary of State.

2.6. Each of the Lenders shall have received, sufficiently in advance of the Second Amendment Effective Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the United States Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) including, without limitation, the information described in Section 13.24; and the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 (or its equivalent) for the Borrower.

2.7. Legal matters incident to the execution and delivery of the Loan Documents and to the transactions contemplated hereby shall be satisfactory to the Agent and its counsel; and the Agent shall have received the favorable written opinion of in-house counsel for the Borrower in form and substance satisfactory to the Agent and its counsel.

2.8. The Administrative Agent shall have received financing statement, tax and judgment lien search results against the Property of the Borrower evidencing the absence of Liens on their Property except as permitted by Section 8.8 of the Credit Agreement.

2.9. The Agent shall have received all fees required to be paid as set forth in that certain letter dated August 6, 2020 between the Borrower and the Agent.

2.10. The Agent shall have received, for the ratable benefit of each Lender, an upfront fee equal to 0.10% of such Lender’s Commitment on the date hereof after giving effect to the Amendment.

SECTION 3.    REPRESENTATIONS.

In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and the Lenders that as of the date hereof:

3.1. Authorization, Etc. The Borrower has the power and authority to execute, deliver and perform this Amendment and the other Loan Documents (if any) called for hereby. The Borrower has taken all necessary action (including, without limitation, obtaining approval of its equity holders, if necessary) to authorize its execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Borrower’s execution, delivery and performance of this Amendment or such other Loan Documents, except for those already duly obtained. This Amendment and the other Loan Documents (if any) called for hereby have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby by the Borrower does not (i) contravenes the terms of any of its Organizational Documents; (ii) conflict with or constitute a violation or breach of, or constitutes a default under, or results in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon the Property of the Borrower by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any material agreements to which the Borrower is a party or which is binding upon it); or (iii) violates any applicable law in any material respect.

3.2. No Change to Organizational Documents. The Borrower hereby certifies that (x) the copies of the Borrower’s Organizational Documents previously delivered to the Agent under the Loan Documents continue to be true, correct and complete, have not been amended or otherwise modified since the date of such delivery, and are in full force and effect on the date hereof; and (y) each Person previously identified by the Borrower to sign any Loan Document on its behalf continues to be so authorized on the date hereof and is authorized to sign this Amendment. The Lenders may conclusively rely on this certification until it is otherwise notified by the Borrower in writing.

3.3. Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date.

3.4. No Default. No Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4.    REAFFIRMATIONS.

The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Loan Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Loan Documents and the rights and remedies of the Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

SECTION 5    JOINDER

5.1. Except as otherwise provided in the Credit Agreement, effective as of the Second Amendment Effective Date, each of BankUnited, N.A. and Signature Bank (each a “New Lender” and collectively the New Lenders”) (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto. The New Lenders hereby confirm that they have received a copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The New Lenders acknowledge and agree that they have made and will continue to make, independently and without reliance upon the Agent or any other Lender and based on such documents and information as they have deemed appropriate, their own credit analysis and decisions relating to the Loan Agreement. The New Lenders further acknowledge and agree that the Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

5.2. Upon the Second Amendment Effective Date, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans among themselves so that each Lender is then holding its full pro rata share of all Loans in accordance with its Percentage. Such purchases and sales shall be arranged through the Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Agent may reasonably request in connection therewith.

SECTION 6.    MISCELLANEOUS.

6.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, the Borrower agrees to comply with all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.

6.2. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of counsel for the Agent.

6.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of Amendment. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of NEW YORK (INCLUDING SECTION 5-1401 AND

SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder Left Intentionally Blank]

This Second Amendment to Credit Agreement is entered into as of the date and year first above written.

“BORROWER”

APEX CLEARING CORPORATION

By	/s/ Terry Ray
Name Terry Ray
Title Chief Operations Officer

[Second Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By	/s/ Krupa Tantuwaya

Name	Krupa Tantuwaya
Title	Director

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender

By
Name
Title

BANKUNITED, N.A., as a Lender

By
Name
Title

SIGNATURE BANK, as a Lender

By
Name
Title

[Second Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By

Name
Title

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Bart McCain
	Name	Bart McCain
	Title	SVP

BANKUNITED, N.A., as a Lender

By
Name
Title

SIGNATURE BANK, as a Lender

By
Name
Title

[Second Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., As A Lender And As Administrative Agent

By

Name
Title

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender

By
Name
Title

BANKUNITED, N.A., as a Lender

By	/s/ George Manchenko
	Name	George Manchenko
	Title	SVP

SIGNATURE BANK, as a Lender

By
Name
Title

[Second Amendment to Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By

Name
Title

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender

By
Name
Title

BANKUNITED, N.A., as a Lender

By
Name
Title

SIGNATURE BANK, as a Lender

By	/s/ Ellen Barry
	Name:	Ellen Barry
	Title	SVP-Sr Lender

[Second Amendment to Credit Agreement]

EXHIBIT A

NOTICE OF BORROWING

Date: ____________, ____

To:

BMO Harris Bank N.A., as Administrative Agent for the Lenders party to the Credit Agreement dated as of September 13, 2018 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Apex Clearing Corporation, the Guarantors party thereto certain Lenders which are signatories thereto, and BMO Harris Bank N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 13, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among Apex Clearing Corporation, a New York corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association (the “Administrative Agent”). The Borrower hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement as specified below:

1. The Business Day of the proposed Borrowing is ___________, ____.

2. The aggregate amount of the proposed Borrowing is $______________.

3. Number of Zero Loan Days during the current month: ______________ [Number of Zero Loan Days during any calendar month cannot be less than 5].

4. The proceeds of the proposed Borrowing shall be used to fund [margin deposits with the NSCC] /or [customer withdrawals from the Reserve Account]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) each of the representations and warranties set forth in the Credit Agreement and in the other Loan Documents is true and correct as of the date of the proposed borrowing, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date;

(b) no Default has occurred and is continuing or would result from such proposed borrowing;

(c) after giving effect to such proposed borrowing, the aggregate principal amount of all Loans outstanding does not exceed the Commitment;

(d) after giving effect to such proposed borrowing, the aggregate principal amount of the Loans outstanding does not exceed the Borrowing Base; and

(e) Annex 1 attached hereto sets forth data and computations evidencing the Borrowing Base, and all of such data and computations are true, correct and complete and have been made in accordance with the relevant sections of the Credit Agreement.

Very truly yours,

APEX CLEARING CORPORATION

By
Name
Title

ANNEX 1

Borrowing Base – Reserve Account

(1)	Amount in Reserve Account as of (the “Reserve Calculation Date”)	$

(2)	Requested customer withdrawals since the Reserve Calculation Date	$

(3)	Deposits required to be made in the Reserve Account since the Reserve Calculation Date	$

(4)	Line (2) minus Line (3) (to the extent positive)	$

(5)	Line (4) multiplied by 100%	$

Borrowing Base – NSCC Margin Deposits

(a)	Previous month 10th lowest NSCC Margin Deposits	$

(b)	Current Eligible NSCC Margin Deposits	$

(c)	Line (b) minus Line (a)	$

(d)	Line (c) multiplied by 80% (to the extent positive)	$

A	Line (5) plus Line (d)	$

B	Commitment	$100,000,000

C	Lesser of Line (A) or Line (B)	$

D	Outstanding Loans	$

E	Availability (Line (C) minus Line (D))	$

EXHIBIT C

APEX CLEARING CORPORATION

COMPLIANCE CERTIFICATE

To:	BMO Harris Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of September 13, 2018 among Apex Clearing Corporation, as Borrower, the other Loan Parties party thereto, the Lenders party thereto from time to time, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected ____________ of the Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4. The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5. The Attachment hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.

APEX CLEARING CORPORATION, as Borrower

By
Name
Title

ATTACHMENT TO COMPLIANCE CERTIFICATE

APEX CLEARING CORPORATION

Compliance Calculations for Credit Agreement

Dated as of September 13, 2018

Calculations as of _____________, ___

A.	Minimum Total Regulatory Capital (Section 8.21(a))

	1.	Total Regulatory Capital	$

	2.	Line A1 shall not be less than	$150,000,000

	3.	The Borrower is in compliance (circle yes or no)	yes/no

B.	Minimum Excess Net Capital (Section 8.21(b))

	1.	Excess Net Capital	$

	2.	Line B1 shall not be less than	$100,000,000

	3.	The Borrower is in compliance (circle yes or no)	yes/no

C.	Maximum Total Assets to Total Regulatory Capital Ratio (Section 8.21(c))

	1.	Total assets	$

	2.	Cash segregated in compliance with applicable law, rules, or regulations	$

	3.	Line C1 minus Line C2	$

	4.	Total Regulatory Capital (Line A1)	$

	5.	Ratio of Line C3 to line C4	to

	6.	Line C5 ratio must not be more than	16.0 to 1.0

	7.	The Borrower is in compliance (circle yes or no)	yes / no

D.	Minimum Liquidity Ratio (Section 8.21(d))

	1.	Unencumbered marketable securities (determined after taking into account prudent and customary financing haircuts as reasonably determined by the Administrative Agent) (exclusive of any securities on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3-3)	$

2.

Unencumbered cash (exclusive of any cash on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3-3 unless such cash on deposit is available to satisfy any obligation of the Borrower)

$

3.

Eligible NSCC Margin Deposits (solely to the extent of the lesser of (x) the amount, if any, by which the Borrowing Base at such time exceeds the aggregate outstanding amount of Loans and (y) an amount equal to the Commitment minus the aggregate outstanding amount of Loans)

$

4.	Sum of Lines D1 plus D2 plus D3	$

5.

Unsecured Indebtedness (other than the Loans, Subordinated Debt and intercompany Indebtedness that is subordinated to the Obligations, and exclusive of any credit balances carried for the account of any customer, broker or dealer)

$

6.	Ratio of Line D4 to line D5	to

7.	Line D6 ratio shall not be less than	1.0 to 1.0

8.	The Borrower is in compliance (circle yes or no)	yes / no

SCHEDULE 2.1

COMMITMENTS

NAME OF LENDER	COMMITMENT
BMO Harris Bank N.A.	$40,000,000.00
Texas Capital Bank, National Association	$20,000,000.00
BankUnited, N.A.	$20,000,000.00
Signature Bank	$20,000,000.00
TOTAL	$100,000,000.00